Exhibit 5.1

May 3, 2019

CyrusOne Inc.

2101 Cedar Springs Road, Suite 900

Dallas, Texas 75201

Re:             Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to CyrusOne Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the sale and issuance by the Company of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $750,000,000, from time to time in at-the-market offerings, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement in the form in which it was transmitted to the Commission under the 1933 Act;

2.                                      The Company’s Prospectus, dated May 3, 2019 (the “Base Prospectus”), that forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated May 3, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), in the form in which it was transmitted to the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.                                      The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                                      The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

CyrusOne Inc.

May 3, 2019

6.                                      The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Raymond James Sales Agreement”), by and among the Company, CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), and Raymond James & Associates, Inc.;

7.                                      The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Barclays Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Barclays Capital Inc.;

8.                                      The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “BMO Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and BMO Capital Markets Corp.;

9.                                      The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Capital One Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Capital One Securities, Inc.;

10.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Deutsche Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Deutsche Bank Securities Inc.;

11.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Goldman Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Goldman Sachs & Co. LLC;

12.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Jefferies Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Jefferies LLC;

13.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “KeyBanc Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and KeyBanc Capital Markets Inc.;

CyrusOne Inc.

May 3, 2019

14.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Merrill Lynch Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

15.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Morgan Stanley Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Morgan Stanley & Co. LLC;

16.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “MUFG Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and MUFG Securities Americas Inc.;

17.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “RBC Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and RBC Capital Markets, LLC;

18.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “Stifel Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and Stifel, Nicolaus & Company, Incorporated;

19.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “SunTrust Sales Agreement”), by and among the Company, the Operating Partnership, the General Partner and SunTrust Robinson Humphrey, Inc.;

20.                               The Sales Agreement, dated November 19, 2018, as amended by the Amendment to Sales Agreement, dated May 3, 2019 (the “TD Sales Agreement” and, together with the Raymond James Sales Agreement, the Barclays Sales Agreement, the BMO Sales Agreement, the Capital One Sales Agreement, the Deutsche Sales Agreement, the Goldman Sales Agreement, the Jefferies Sales Agreement, the KeyBanc Sales Agreement, the Merrill Lynch Sales Agreement, the Morgan Stanley Sales Agreement, the MUFG Sales Agreement, the RBC Sales Agreement, the Stifel Sales Agreement and the SunTrust Sales Agreement, the “Sales Agreements”), by and among the Company, the Operating Partnership, the General Partner and TD Securities (USA) LLC;

21.                               The form of Confirmation which may be entered into by and between the Company (and, if applicable, the General Partner and the Operating Partnership) and the applicable Forward Purchaser in relation to any Forward (each, as defined in the applicable Sales Agreement) (a “Forward Contract”);

CyrusOne Inc.

May 3, 2019

22.                               Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the authorization of the sale, issuance and registration of the Shares and (b) the delegation to certain officers of the Company (the “Authorized Officers”) and a committee of the Board (the “Committee”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Sales Agreements and any Forward Contract (the “Resolutions”), certified as of the date hereof by an officer of the Company;

23.                               A certificate executed by an officer of the Company, dated as of the date hereof; and

24.                               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

CyrusOne Inc.

May 3, 2019

6.                                      Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.                                      The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Sales Agreements and any Forward Contract will be authorized and approved by the Board, the Committee or the Authorized Officers in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Resolutions, the Registration Statement, the Prospectus, the Sales Agreements, any Forward Contract and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”).  We hereby consent to the filing of this opinion as an exhibit to the Current Report, the incorporation by reference of this opinion into the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP